Exhibit 10AX
9/29/94

STOCK ACQUISITION AGREEMENT

THIS AGREEMENT is made this 30th day of September, 1994 among Edmund Mizel and Gerald Mizel (collectively the "Sellers") and
Mercury Finance Company, a Delaware corporation (the "Buyer").

WHEREAS, the Sellers are the owners of all of the issued and outstanding shares of capital stock of Midland Finance Co., an Illinois corporation (the "Company");

WHEREAS, the Company is engaged in the business of purchasing and servicing retail installment contracts from dealers of various products and services, originating and servicing direct installment loans and related activities (the "Business");

WHEREAS, the Buyer desires to acquire the Company and its Business through the purchase of all, but not less than all, of the shares of capital stock of the Company; and

WHEREAS, the Sellers are willing to sell such shares to the Buyer;

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

ARTICLE I

PURCHASE AND SALE OF STOCK

1.1 THE TRANSACTION. At the Closing, the Sellers shall sell, transfer, assign and deliver to Buyer, and Buyer shall purchase and accept all of each Seller's right, title and interest in and to, the number of shares of the Stock (as defined in Section 1.2) owned by each of them.

1.2 CAPITAL STOCK. The Company's entire equity capital consists of the following class of common shares:

        PAR    SHARES      SHARES  SHARES
CLASS   VALUE  AUTHORIZED  ISSUED  OUTSTANDING
Common  $100   10,000      2,000   1,503.50

All shares currently issued and outstanding are owned beneficially and of record by the Sellers. The 1,503.50 issued and outstanding shares of the Company are hereinafter referred to as the "Stock".

ARTICLE II
CONSIDERATION FOR TRANSFER

2.1 PURCHASE PRICE. The aggregate purchase price for the Stock (the "Purchase Price") shall be equal to (x) the product of 1.625 multiplied by the Closing Date Book Value (as hereinafter defined) of the Company (as reflected on the Closing Balance Sheet (as hereinafter defined)) less (y) $300,000.

2.2 PAYMENT OF PURCHASE PRICE. The purchase price shall be payable in cash at the Closing by wire transfer of immediately available funds directly to each Seller, based upon the percentage of the shares of Stock owned by each such Seller (66.578% to Edmund Mizel and 33.422% to Gerald Mizel). At Closing, Buyer shall pay to Sellers U.S. $14,805,000. The amount payable shall be adjusted pursuant to Section 3.6 at such time as the Closing Balance Sheet (as hereinafter defined) is finalized pursuant to Section 3.5.


ARTICLE III
THE CLOSING AND TRANSFER OF STOCK

3.1 CLOSING. The sale of the Stock contemplated by this Agreement (the "Closing") shall occur at the offices of the Company, 7300 North Western Avenue, Chicago, Illinois, at 9:00 A.M. on September 30, 1994 or at such other time or place as may be mutually agreed upon by the parties (the "Closing Date").

3.2 DELIVERIES BY SELLERS. At the Closing, Sellers shall deliver or cause to be delivered the following:

(a) certificates evidencing all of the Stock with fully executed stock powers;
(b) certificates of the Secretary of the Company certifying copies of the minute book and stock record book of the Company and a Certificate of Incorporation of the Company certified as of a recent date by the Secretary of State of Illinois;
(c) a certificate of good standing as of a recent date from the Secretary of State of Illinois;
(d) a list of all bank accounts, safe deposit boxes and lock boxes maintained by the Company and a list of all authorized signatories thereto; and

(e) resignations of Edmund Mizel from all positions with the Company and such other resignations of officers and directors of the Company as are requested by Buyer in writing prior to Closing.

3.3 DELIVERIES BY BUYER. At the Closing, Buyer shall deliver or cause to be delivered the following:

(a)  payment of the estimation of the Purchase Price as provided in
Article II herein by wire transfer of immediately available funds;
and
(b) a certified copy of the resolutions adopted by the Board of Directors of Buyer authorizing the transactions contemplated by this Agreement.

3.4 CLOSING AGREEMENTS. At the Closing, the parties shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, the following:

(a) an Employment Agreement with Gerald Mizel in a form acceptable to all parties; and
(b) a Real Estate Lease Agreement in a form acceptable to all parties.

3.5 CLOSING BALANCE SHEET. After Closing, the Sellers shall prepare, or cause to be prepared, a balance sheet for the Company as of the Closing Date (adding back the $300,000 payment to Norman Mizel made prior to Closing and without giving effect to the transactions contemplated hereby or the termination of the Company's Subchapter S election) which shall be certified by KPMG Peat Marwick (the "Closing Balance Sheet") and once certified shall be deemed final and binding for all purposes. Work papers in connection with the audit by KPMG Peat Marwick shall be made available to Buyer, Sellers and their respective agents. The Sellers shall deliver the Closing Balance Sheet to Buyer within 120 days of the Closing Date. After Closing, the Buyer and the Company shall permit Sellers and their representatives to have full and free access to the Company's books and records for preparation of the Closing Balance Sheet and shall permit Sellers and their representatives to have full and free access to consult with and obtain the services of the Company's auditors and employees (at no charge) for preparation of the Closing Balance Sheet. The Closing Balance Sheet shall be prepared in accordance with the principles described on Exhibit 3.5. The net book value of the Company determined in accordance with Exhibit 3.5 based on the Closing Date Balance Sheet shall be the Closing Date Book Value. All legal fees of McDermont, Will & Emery and the fees of The Chicago Corporation shall be obligations of the Sellers and shall be paid by the Sellers. KPMG Peat Marwick shall be deemed to be engaged jointly by the Sellers, the Company and Buyer. The fees of KPMG Peat Marwick shall be shared equally by the Sellers on the one hand and the Buyer on the other hand.

3.6 PAYMENT ADJUSTMENTS. Within 5 days after delivery of the Closing Balance sheet by Sellers to Buyer, the parties hereto shall make such payments in immediately available funds as may be necessary so that the amounts paid or caused to be paid by Buyer for the Stock are adjusted to equal (x) the product of 1.625 multiplied by the Closing Date Book Value less (y) $300,000.

ARTICLE IV
COLLECTIVE REPRESENTATIONS AND WARRANTIES OF THE SELLERS

The Sellers hereby represent and warrant to the Buyer as follows as of the date of this Agreement:

4.1 ORGANIZATION AND QUALIFICATION POWERS. The Company is a corporation duly incorporated, validly existing and in good standing under the law of the State of Illinois. The Company is not qualified to do business as a foreign corporation in any other State.

4.2 CAPITALIZATION. The Company's entire authorized capital stock consists of 10,000 Common Shares, $100 par value, of which 2,000 shares are presently issued and 1,503.5 are presently outstanding (with 496.5 treasury shares). All of the issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding options, rights, warrants, conversion rights or other agreements or commitments to which the Company or the Sellers are a party or which are binding upon the Company or the Sellers providing for the issuance or transfer by the Company of additional shares of the capital stock of the Company, or restricting the transfer of the Stock, except those being canceled on this date. The Sellers are the sole shareholders of the Company.

4.3 CONFLICTS. Except as provided on Exhibit 4.9, neither the execution nor the delivery of this Agreement by Sellers nor the consummation by Sellers of the transactions contemplated hereby, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under the Articles of Incorporation or By-laws of the Company or any material agreement regarding borrowed money to which the Company is a party or otherwise bound.

4.4 SUBSIDIARIES. The Company does not control through equity ownership any other corporation, association or other business entity.

4.5 FINANCIAL STATEMENTS. To the best knowledge of Sellers, the Statements of Earnings and Retained Earnings and Statements of Cash Flows of the Company for each of the two years in the period ended April 30, 1994 and the Balance Sheets as of April 30, 1994 and 1993 attached hereto as Exhibit 4.5(a) (the "Financial Statements"), when taken as a whole, present fairly, in all material respects, the financial position of the Company at the respective dates indicated and the results of its operations and cash flows for the respective periods indicated in conformity with generally accepted accounting principles. Buyer acknowledges that Sellers own certain paintings and other personal property not reflected on the Company's financial statements, but located on the premises leased by the Company, which are described in all material respects on
Exhibit 4.5(b).

4.6 INTERIM CHANGE. Since April 30, 1994, to the best knowledge of the Sellers, there has not been (i) any material adverse change in the financial condition of the Company; (ii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the tangible assets of the Company; or (iii) any increase in the compensation or benefits payable or to become payable by the Company to any of its employees, other than in the ordinary course of business.

4.7 INSURANCE. Exhibit 4.7 contains a summary list of all policies of insurance currently maintained by the Company that are material to its operations.

4.8 REAL ESTATE. The Company owns no real estate. Exhibit 4.9 lists all leases of real estate to which the Company is a party.

4.9 MATERIAL CONTRACTS. All contracts and agreements to which the Company is a party or is otherwise bound, meeting any of the descriptions set forth below (the "Material Contracts") are listed on Exhibit 4.9 attached hereto:

(a) any lease of machinery, equipment or other personal property requiring the payment of annual rentals in excess of $25,000; (b) any contract or agreement for the purchase of any equipment, materials or supplies in excess of $25,000;
(c) any construction or other similar agreement involving any expenditure in excess of $25,000;
(d) any indebtedness, obligation or liability for borrowed money in excess of $25,000 (excluding trade payables), or any instrument guaranteeing any indebtedness, obligation or liability of any other party in excess of $25,000; and
(e) any joint venture, partnership or other similar arrangement involving a sharing of profits.

4.10 EMPLOYEES; BENEFIT PLANS. The Company has no written employment agreements, nor to its best knowledge, any oral employment agreements specifying a specific term of employment and level of compensation, with any employees of the Company. The Financial Statements reflect all profit-sharing plans, pension plans and other deferred compensation plans of the Company with its employees. To the best knowledge of the Sellers, the Company is in compliance in all material respects with all statutes, orders and regulations applicable to such plans except for those instances which would not have a material adverse effect on the Company. The Company is not a party to any collective bargaining agreement. The Company has not suffered or sustained any organized labor disputes resulting in any organized work stoppage of groups of employees.

4.11 TAXES. To the best knowledge of Sellers, all federal, state, county and other tax returns, reports and declarations of every nature (including income, employment, excise, property, sales and use taxes) required to be filed by or on behalf of the Company have been filed or will be filed by their respective due dates, if before Closing, or an extension thereof will have been obtained and all taxes shown as being due thereon have or will have been paid. There are no outstanding agreements or waivers extending the statute of limitations with respect to the assessment of any taxes.

4.12 LICENSES AND PERMITS. To the best knowledge of the Sellers, the licenses and permits held by the Company are all of such items that are necessary or required by law to own the Purchased Assets and conduct the Business, except where failure to hold such item could not reasonably be expected to have a material adverse effect on the Company.

4.13 TRANSACTIONS WITH AFFILIATES. Except with respect to the lease for the facility at 7541 N. Western Avenue, Chicago, Illinois, no Affiliate of the Company:

(a) owns any equity interest in any corporation or other entity which is a competitor, lessor, lessee, customer or supplier of the Company (other than holdings of less than five percent of publicly traded corporations or other entities);

(b) has any cause of action or other claim against or owes any material amount to, or is owed any material amount by, the Company;

(c) has any interest in or owns any material property or right used in the conduct of the Business;

(d) is a party to any Material Contract; or

(e) has outstanding any loan or advance from the Company, except expense account advances.

The term "Affiliate" shall mean any shareholder of the Company and any member of the immediate family of a shareholder (being a spouse, brother, sister, descendant or ancestor) or any corporation, partnership, trust or other entity in which a shareholder and/or any such immediate family member has a majority equity interest.

4.14 LITIGATION; COMPLIANCE WITH LAW. Except with respect to KETONA CHANDLER v. BOB WATSON CHEVROLET - GEO AND MIDLAND FINANCE CO., the Company has not been served with written notice of and, to Sellers' best knowledge, has not been overtly threatened with any material lawsuit, arbitration or official governmental proceeding, other than claims in response to collection efforts of the Company.

To Sellers' best knowledge, the Company is in compliance with all federal, state and local laws and regulations affecting the Business, except for those instances which are not reasonably expected to have a material adverse effect on the Business.

4.15 BROKERS. With the exception of fees due to The Chicago Corporation, neither the Company nor the Sellers have any liability to any broker, finder or agent or has agreed to pay any brokerage fees, commissions or finders fees with respect to this Agreement or the transactions contemplated hereby.

ARTICLE V

INDIVIDUAL REPRESENTATIONS AND WARRANTIES OF SELLERS

Each Seller hereby represents, warrants and covenants as to himself as follows:

5.1 AUTHORITY. The Seller has full legal capacity, right, power and authority, without the consent of any other person, to execute and deliver this Agreement, and to carry out the transactions contemplated hereby. All actions required to be taken by the Seller to authorize the execution, delivery and performance of this Agreement and all transactions contemplated hereby have been duly and properly taken.

5.2 VALIDITY. This Agreement has been, and the documents to be delivered at Closing will be, duly executed and delivered and are the lawful, valid and legally binding obligations of the Seller, except to the extent limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation of any lien, charge or encumbrance or the acceleration of any indebtedness or other obligation of the Seller and are not prohibited by, do not violate or conflict with any provision of, and do not result in a default under or a breach of (i) any material instrument or agreement to which the Seller is a party or otherwise bound (except those being canceled on this date), (ii) any regulation, order, decree or judgment of any court or governmental agency applicable to the Seller, or (iii) any law applicable to the Seller.

5.3 OWNERSHIP OF STOCK. As of the date hereof, Sellers are, and at the Closing shall be, the record and beneficial owners of all the outstanding Stock, and the Seller has good title to the shares of Stock registered in his name and the absolute right, power and capacity to sell, assign, transfer and deliver the same to Buyer free and clear of any liens, encumbrances, pledges, security interests, restrictive agreements, transfer restrictions, voting trust arrangements or claims.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF BUYER

The Buyer hereby represents and warrants to the Company and the Sellers, as follows:

6.1 AUTHORITY. Buyer has full legal right, power and authority, without the consent of any other person, to execute and deliver this Agreement and to carry out the transactions contemplated hereby. All corporate and other actions required to be taken by Buyer to authorize the execution, delivery and performance of this Agreement and all transactions contemplated hereby have been duly and properly taken.

6.2 VALIDITY. This Agreement and the documents to be delivered at Closing have been duly executed and delivered by Buyer and are the lawful, valid and legally binding obligations of Buyer, except to the extent limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation of any lien, charge or encumbrance or the acceleration of any indebtedness or other obligation of Buyer and are not prohibited by, do not violate or conflict with any provision of, and do not result in a default under or a breach of (i) Buyer's charter or By-laws, (ii) any material instrument or agreement to which Buyer is a party or otherwise bound, (iii) any regulation, order, decree or judgment of any court or governmental agency applicable to Buyer, or (iv) any law applicable to Buyer.

6.3 DUE ORGANIZATION. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, with full power and authority to own or lease its properties and to carry on the business in which it is engaged.

6.4 NO REGISTRATION. Buyer acknowledges that the Stock has not been registered under the Securities Act of 1933 or the securities laws of any state or other regulatory body.

6.5 INTENT. Buyer is acquiring the Stock for investment and not with a view towards the resale or distribution thereof.

6.6 SOPHISTICATION AND INVESTIGATION. Buyer is a sophisticated investor, familiar with the business of the Company so that it is capable of evaluating the merits and risks of its investment in the Company. Buyer has had the opportunity to investigate on its own the Company's business, management and financial affairs and has had the opportunity to review the Company's operations and facilities. All information requested by Buyer has been provided to Buyer. Buyer acknowledges that the representations and warranties set forth herein are the only representations and warranties that it is entitled to rely upon with respect to its purchase of the Stock.

ARTICLE VII
COVENANTS RELATING TO THE SELLERS

The Sellers hereby agree to cause the Company to keep, perform and fully discharge the following covenants and agreements.

7.1 INTERIM CONDUCT OF BUSINESS. From the date hereof until the Closing, the Company shall operate the Business as a going concern consistent with prior practice and in the ordinary course of business (except as may be authorized pursuant to, or necessitated by, this Agreement). Without limiting the generality of the foregoing, from the date hereof until the Closing, except for transactions expressly approved in writing by Buyer, the Company shall:

(a) not declare, set aside or pay any dividend or make any other distribution with respect to the capital stock of the Company;

(b) not merge or consolidate with or agree to merge or consolidate with, nor purchase or agree to purchase all or substantially all of the assets of, nor otherwise acquire any corporation, partnership, or other business organization;

(c) not sell, lease or otherwise dispose of or agree to sell, lease or otherwise dispose of any substantial portion of its assets, properties, rights or claims, except in the ordinary course of business;

(d) not authorize for issuance, issue, sell or deliver any additional shares of its capital stock or any securities or obligations convertible into shares of its capital stock, or issue or grant any option, warrant or other right to purchase any shares of its capital stock; and

(e) not split, combine or reclassify any shares of its capital stock of any class or redeem or otherwise acquire, directly or indirectly, any shares of its capital stock;

PROVIDED, HOWEVER, that on or before the Closing, the Company shall pay a bonus of $300,000 to Norman Mizel for services rendered.

7.2 ACCESS. The Company shall give Buyer and its representatives reasonable access to all properties, books, contracts, commitments and records upon reasonable prior notice during business hours and shall furnish Buyer with all financial and operating data and other information as to the Business and the properties and assets of the Company in its possession as Buyer may from time to time reasonably request.

7.3 COVENANT NOT TO COMPETE. Each of the Sellers severally agrees as to himself that he will not, directly or indirectly, engage in any manner in the consumer finance business within Illinois or Wisconsin for a period of five years from Closing, except (i) on behalf of the Company or Buyer, or (ii) through the ownership of an interest in a publicly traded company, not exceeding five percent (5%) of the outstanding shares.

ARTICLE VIII
COVENANTS OF BUYER

Buyer hereby agrees to keep, perform and fully discharge the following covenants and agreements.

8.1 CONFIDENTIALITY. Buyer shall comply in all respects with the Confidentiality Agreement previously delivered by Buyer.

8.2 CONSENTS AND APPROVALS. The Buyer shall use all reasonable efforts to obtain any and all requisite consents or approvals necessary for Buyer to close on the purchase of the Stock and shall use all reasonable efforts to take any and all other action required for its purchase of the Stock hereunder.

8.3 INCOME TAX RETURNS. As soon as practicable after the close of the Company's tax year, the Sellers and their accountants shall prepare the final federal and state S corporation income tax returns for the Company (the "Final Tax Returns"). Buyer and the Company shall permit the Sellers and their accountants to have full and free access to the Company's books and records and to consult with and obtain the services of the Company's auditors and employees, without charge, to the extent such access and consultation are necessary or helpful for preparation of the Final Tax Returns. The Final Tax Returns shall, in accordance with Internal Revenue Code Section 1362(e) (6), reflect the income of the Company for the period beginning January 1, 1994 and ending on the Closing Date and shall otherwise be prepared on a basis consistent with the Company's historical practices. The Final Tax Returns shall be filed by the Company no later than the due dates for such returns (including extensions, if authorized by the Sellers).

8.4  TAX ADJUSTMENTS.

(a) Buyer shall not, without the prior written consent of Sellers, amend any income tax return of the Company for any taxable period of the Company ending on or prior to the Closing Date ("Pre-Closing Tax Period").

(b) Buyer shall promptly notify the Sellers in writing upon receipt by Buyer or the Company of notice of any pending or threatened tax audits of, or assessments against, the Company for any Pre-Closing Tax Period. Sellers shall have the right to control, or to represent the Company in, any tax audit or administrative or court proceedings relating to any Pre-Closing Tax Period and to employ counsel of their choice at their expense. Buyer and the Company shall have the right to participate in any such proceeding and Sellers agree that they will cooperate with Buyer and the Company and their counsel in any material aspect of any such proceeding.
In that regard, Sellers shall not, without the consent of Buyer (which shall not be unreasonably withheld), agree to any settlement which creates an adjustment of a timing nature which results unfavorably in the form of increased taxable income or increased tax liability to Buyer or the Company for any taxable period of the Company commencing after the Closing Date.

(c) Buyer and the Company shall permit the Sellers and their counsel to have full and free access to the Company's books and records and to consult with the Company's auditors and employees, without charge, to the extent such access and consultation are necessary or helpful to prosecute or defend any pending or threatened tax audits, or assessments against, the Company for any Pre-Closing Tax Period.

8.5 FAMILY NOTES. Within 30 days after the Closing, Buyer shall pay or cause the Company to pay in full the notes described in
Exhibit 8.5.

8.6  ACCESS.  After Closing, Buyer and the Company shall give
Sellers and their representatives reasonable access to all properties, books, contracts, commitments and records of the Company for any reasonable purpose as Sellers may from time to time request.

ARTICLE IX
CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

Each and all of the obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to fulfillment prior to or at the Closing of the following conditions:

9.1 ACCURACY OF WARRANTIES; PERFORMANCE OF COVENANTS. The representations and warranties of the Sellers contained herein shall be accurate in all material respects, except for changes occurring in the ordinary course of business since the date hereof.

The Sellers shall have performed in all material respects all of the obligations and complied with each and all of the covenants required to be performed or complied with on or prior to the Closing.

9.2 NO PENDING ACTION. No injunctive action or proceeding before any court or governmental body will be pending wherein an unfavorable judgment, decree or order would prevent the carrying out of this Agreement or any of the transactions contemplated hereby or declare unlawful the transactions contemplated by this Agreement.

9.3 HART-SCOTT-RODINO. Any applicable waiting period and any extension thereof provided for in the HSR Act shall have expired.

9.4 CONDITION OF BUSINESS AND ASSETS. The Business and the assets of the Company shall not have been materially and adversely affected in any way by any natural disaster, fire, flood, war or labor disturbance, whether or not covered by insurance.

ARTICLE X
CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS
Each and all of the obligations of the Sellers to consummate the transactions contemplated by this Agreement are subject to fulfillment prior to or at the Closing of the following conditions:

10.1 ACCURACY OF WARRANTIES; PERFORMANCE OF COVENANTS. The representations and warranties of Buyer contained herein shall be accurate in all material respects as if made on and as of the Closing Date, as well as on the date when made. Buyer shall have performed in all material respects all of the obligations and complied with each and all of the covenants required to be performed or complied with on or prior to the Closing.

10.2 NO PENDING ACTION. No injunctive action or proceeding before any court or governmental body will be pending wherein an unfavorable judgment, decree or order would prevent the carrying out of this Agreement or any of the transactions contemplated hereby or declare unlawful the transactions contemplated by this Agreement.

10.3 HART-SCOTT-RODINO. Any applicable waiting period and any extension thereof provided for in the HSR Act shall have expired.

ARTICLE XI
SURVIVAL AND INDEMNIFICATION

11.1 SURVIVAL. All representations and warranties of the Sellers shall survive the Closing and be enforceable for a period of six months following the Closing Date, but shall thereafter be of no further force or effect, except as they relate to claims for indemnification for which a legal proceeding has been commenced within such six month period by Buyer in a Proper Court (as hereinafter defined).

11.2 INDEMNIFICATION. (a) Each Seller, severally and not jointly, shall indemnify and hold harmless the Buyer from and against its Applicable Percentage of any and all loss, damage and expense (including court costs and reasonable attorneys' fees but by any misrepresentation or breach of warranty or failure to fulfill any covenant or agreement of the Sellers in Article IV. The Applicable Percentage shall be 33.422% for Gerald Mizel and 66.578% for Edmund Mizel.

(b) Each Seller shall individually indemnify and hold harmless the Buyer from and against any and all loss, damage and expense (including court costs and reasonable attorneys' fees but excluding the cost of Buyer's or its affiliate's employees) caused by any misrepresentations or breach of warranty or failure to fulfill any covenant or agreement of such Seller in Article V.

(c) Buyer shall indemnify and hold harmless Sellers from and against any and all loss, damage, expense (including court costs and reasonable attorneys' fees) caused by any misrepresentation, breach of warranty or failure to fulfill any covenant or agreement of the Buyer contained herein, as well as any claims of third parties related to the Company.

11.3 NOTICE. As a condition to the indemnification hereunder, any party seeking indemnification shall give prompt and complete written notice to the indemnifying party of the facts and circumstances giving rise to the claim. Buyer shall not settle or compromise any claim by a third party for which Buyer is entitled to indemnification hereunder without the prior written consent of Sellers, unless legal action shall have been instituted against Buyer and Sellers shall not have taken control of such suit within 60 days after notification thereof by Buyer, which Buyer shall cause to occur within five days of its notice thereof. In connection with any claim giving rise to indemnification hereunder resulting from or rising out of any claim or legal proceeding by a person other than Buyer, Sellers, at their sole cost and expense, may, upon written notice to Buyer, assume the defense of any such claim or legal proceeding without prejudice to the right of Sellers thereafter to contest their obligation to indemnify Buyer in respect to the claims asserted therein. If Sellers shall select counsel to conduct the defense of such claims and legal proceedings and at their sole cost and expense shall take all steps which they believe are appropriate in the defense or settlement thereof (all legal and other fees and expenses, settlement costs and other costs are collectively referred to as "Assumed Costs"). Buyer shall be entitled to participate in (but not control) the defense of any such action with its own counsel and at its own expense. If Sellers do not assume the defense of any such claim or litigation resulting therefrom in accordance with the terms hereof, Buyer may defend such claim or litigation in such a manner as it may deem appropriate, including settling such claim or litigation on such terms as Buyer may deem appropriate after giving 10 days' notice of the same to Sellers and obtaining the consent of Sellers, which may not be unreasonably withheld.

11.4 GENERAL PROVISIONS RELATING TO INDEMNIFICATION. (a) No claim may be made against Sellers for indemnification pursuant to this Article XI for any individual loss of less than $10,000. Losses of $10,000 or more are referred to herein as "Qualified Losses". Sellers shall not be required to make any payments pursuant to this Article XI unless and until the aggregate amount of all Qualified Looses shall exceed $200,000, as to which Sellers shall be responsible only for the excess over $200,000. The maximum aggregate amount recoverable from Sellers shall be (i) $500,000 less (ii) the Assumed Costs, after which the Sellers shall have no further liability (i.e., the recovery from Edmund Mizel plus the recovery from Gerald Mizel plus the Assumed Costs may not exceed $500,000).

(b) Sellers shall have no obligation to indemnify Buyer for consequential damages, special damages, incidental damages, indirect damages, lost profits or similar items.

(c) Sellers shall have no liability under this Article XI to the extent arising from actions taken or not taken by Buyer, the Company or their affiliates or any event or other occurrence after the Closing Date.

(d) The party entitled to indemnification shall take all reasonable steps to mitigate all indemnifiable liabilities and damages upon and after becoming aware of any event which could reasonably be expected to give rise to any liabilities and damages that are indemnifiable hereunder.

(e) Buyer shall not bring a claim or be entitled to indemnification with respect to facts or circumstances resulting in a breach of any representation, warranty, covenant or agreement of which Buyer had knowledge on or before the Closing Date. All matters disclosed on any schedule attached hereto shall be deemed disclosed on all other schedules hereto. Disclosure of items not required to be disclosed shall not create any inference of materiality.

(f) Buyer's losses, damages and expenses recoverable hereunder shall be reduced by any available insurance proceeds and the available federal and state income tax savings, if any, resulting from the liability. If any claim is covered by insurance, Buyer shall use all reasonable efforts to recover the amount of such claim from the issuer of such insurance before seeking indemnification hereunder.

(g) To the extent that the Buyer is compensated for a breach of a representation, warranty or covenant of Sellers through the mechanism in Sections 3.5 and 3.6, Buyer shall be precluded from any further right to recover damages or impose liability on either Seller through indemnification pursuant to Article XI or otherwise.

(h) To the extent that Sellers discharge any claim for indemnification hereunder, Sellers shall be subrogated to all rights of Buyer against third parties.

(i) After the Closing, the indemnification rights provided hereunder shall be the exclusive remedy of the parties with respect to any dispute arising out of or related to this Agreement and the transactions contemplated hereby.

ARTICLE XII
GENERAL PROVISIONS

12.1 AMENDMENT AND WAIVER. No amendment or waiver of any provision of this Agreement shall in any event be effective, unless the same shall be in writing and signed by the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific purpose for which given.

12.2  NOTICES.  All notices, requests, demands and other
communications hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, as follows:
(a)  If to the Sellers:
Edmund Mizel
613 Kincaid
Highland Park, Illinois  60035
and
Gerald Mizel
835 Edgewood Road
Highland Park, Illinois  60035

With a copy to:
McDermott, Will & Emery
227 W. Monroe Street
Chicago, Illinois  60606
Attention:  Grant A. Bagan

(b)  if to Buyer:
Mercury Finance Company
40 Skokie Boulevard
Suite 200
Northbrook, Illinois  60062
Attention:  John N. Brincat, President

With a copy to:
Mercury Finance Company
40 Skokie Boulevard
Suite 200
Northbrook, Illinois  60062
Attention:  Mark E. Dapier, General Counsel

Any party may change its address for receiving notice by written notice given to the others named above. All such notices shall be effective when deposited in the mail addressed as set forth above.

12.3 KNOWLEDGE. For purposes of this Agreement, the phrases "to the best knowledge of Sellers", "to Sellers' best knowledge", "known to Sellers" and phrases with similar language or effect shall mean the actual conscious knowledge of Edmund Mizel and Gerald Mizel at the time of Closing.

12.4 GOVERNING LAW AND JURISDICTION. Any questions concerning the interpretation and enforcement of this Agreement shall be governed by the law of the State of Illinois, without the application of its choice of law rules. All judicial proceedings brought with respect to this Agreement shall be brought in any state or federal court of competent jurisdiction in the State of Illinois located in Cook County, and the parties generally and unconditionally accept the exclusive jurisdiction of the aforesaid courts ("Proper Courts"). The parties waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the bringing of any such action or proceeding in such jurisdiction.

12.5 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

12.6 PARTIES IN INTEREST. This Agreement shall bind and inure to the benefit of the parties named herein and their respective heirs, successors and assigns.

12.7 ENTIRE TRANSACTION. This Agreement, including the Exhibits attached hereto and the documents delivered pursuant hereto, constitutes the entire agreement among the parties with respect to the transactions contemplated hereby and supersede all other agreements and understandings among the parties.

12.8 HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

12.9 EXPENSES. Except as otherwise expressly provided herein, each party to this Agreement shall pay its own costs and expenses in connection with the transactions contemplated hereby.

12.10 DISCLOSURES. Except with respect to the press release initialed by the parties on the date hereof, neither party shall disclose the terms of this transaction pursuant to any press release or other disclosure without the prior written consent of the other party, except as required by law. In no event shall Buyer disclose the amount of the purchase price or the identity of the Sellers without the written consent of the Sellers.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed all as of the date first written above.

BUYER:
MERCURY FINANCE COMPANY
By:  John N. Brincat
John N. Brincat
Title:  President

SELLERS:
Edmund Mizel
Edmund Mizel
Gerald Mizel
Gerald Mizel

EXHIBIT 3.5
ACCOUNTING PRINCIPLES

The Closing Balance Sheet shall employ the accounting principles and methods consistent with those used by the Company in the preparation of audited financial statements. The Closing Balance Sheet shall reflect accounting adjustments, including charges to earned income, required to achieve the following results:

No open direct loan over 90 days delinquent by use of the recency method.
No open retail installment sales account over 90 days delinquent by use of the contractual method.

Open finance receivables which are delinquent 61-90 days under their respective methods, shall not exceed 3.5% of total balances outstanding.

Allowance for losses will be maintained at 3% of the outstanding balances for both direct loans and retail installment sales accounts.

Dealer reserves and holdbacks to be no less than 7.7% of the gross balances of retail installment contracts.

Adjustment of deferred insurance commissions to reflect the rule of 78's as of the date of the Final Statement.

No liability will be reflected on the Final Statement for any contingent liability to the extent not reflected on the Company's
August 31, 1994 balance sheet.


EXHIBIT 4.5(a)
KPMG Peat Marwick

MIDLAND FINANCE CO.
Financial Statements
April 30, 1994 and 1993
(With Independent Auditors' Report Thereon)

MIDLAND FINANCE CO.

TABLE OF CONTENTS
Name                                              Pages(s)
Independent Auditors's Report                     1
Financial Statements:
  Balance Sheets                                  2-3
  Statements of Earnings and Retained Earnings    4
  Statements of Cash Flows                        5
  Notes to Financial Statements                   6-10

INDEPENDENT AUDITORS' REPORT

THE BOARD OF DIRECTORS
MIDLAND FINANCE CO.:

We have audited the accompanying balance sheets of Midland Finance Co. as of April 30, 1994 and 1993, and the related statements of earnings and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Midland Finance Co. as of April 30, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

KPMG Peat Marwick
KPMG Peat Marwick
June 24, 1994

MIDLAND FINANCE CO.
Balance Sheets
April 30, 1994 and 1993
Assets                                  1994          1993
Cash                                    $   830,300   $ 1,102,580
Finance Receivables (including amounts
  maturing after one year)(note 2):
    Retail installment contracts         23,598,122    21,343,506
    Direct installment loans              8,720,480     7,663,880
                                         32,318,602    29,007,386
Inventory of repossessions                    1,106         6,225
                                         32,319,708    29,013,611
Deductions:
  Unearned finance charges                7,511,023     6,811,495
  Allowance for losses                      969,558       870,221
                                          8,480,581     7,681,716
Finance receivables and
   repossessions, net                    23,839,127    21,331,895
Other receivables and assets                 62,366        77,840
Prepaid expenses                                620         2,448
Fixed assets, at cost, less
  accumulated depreciation                  167,975       217,177
                                        $24,900,388   $22,731,940
See accompanying notes to
  financial statements.
LIABILITIES AND STOCKHOLDERS' EQUITY
Notes payable, short term               $ 5,060,000   $ 5,575,000
Accounts and insurance premiums
  payable and accruals                    1,628,370     1,420,689
Dealers' reserves and holdbacks           1,993,668     2,166,341
Unearned insurance commissions              233,220       208,306
Senior long-term debt (note 4)            4,500,000     3,125,000
Subordinated long-term debt (note 4)      2,970,282     2,954,909
                                         16,385,540    15,450,245
Stockholders' equity (notes 5 and 7):
  Common stock, $100 par value per
    share.
     Authorized 10,000 shares;
       issued 2,000 shares                  200,000       200,000
Retained earnings                         8,640,760     7,407,607
                                          8,840,760     7,607,607
Less treasury common stock, at
  cost - 496.5 shares                       325,912       325,912
Total Stockholders' equity                8,514,848     7,281,695
Commitments (note 8)
                                        $24,900,388   $22,731,940

MIDLAND FINANCE CO.
Statements of Earnings and Retained Earnings
Years ended April 30, 1994 and 1993
Text                                    1994          1993
Income:
  Financed charges earned:
    Retail installment contracts        $ 4,802,507   $ 4,333,564
    Direct installment loans              2,907,288     2,608,927
Insurance commissions                       357,254       480,810
Collection charges                          562,560       427,916
Miscellaneous                                   (14)           75
Total income                              8,629,595     7,851,292
Expenses:
  Operating expenses (note 9)             5,886,922     5,562,344
  Provision for credit losses
    (recoveries)                           (278,209)     (186,883)
  Interest                                  905,790       857,845
Total expenses                            6,514,503     6,233,306
Earnings before income taxes              2,115,092     1,617,986
State income tax expense (note 3)            31,939        15,686
Net earnings                              2,083,153     1,602,300
Retained earnings at beginning of year    7,407,760     6,880,307
Retained earnings before dividends        9,490,760     8,482,607
Deduct cash dividends                       850,000     1,075,000
Retained earnings at end of year        $ 8,640,760   $ 7,407,607

See accompanying notes to financial statements

MIDLAND FINANCE CO.
Statements of Cash Flows
Years ended April 30, 1994 and 1993

List                                    1994          1993
Cash flows from operating activities:
  Net earnings                          $ 2,083,153   $ 1,602,300
Adjustments to reconcile net
   earnings to net cash provided
   by operating activities
  Provision for credit losses
       (recoveries)                        (278,209)     (186,883)
    Depreciation                             92,017       126,804
  Changes in assets and liabilities
    Decrease in other assets                399,967       193,666
    Decrease in other liabilities           (68,021)      (74,197)
Net cash provided by operating
  activities                              2,228,907     1,661,690
Cash flows from investing activities:
  Collections on finance receivables     33,045,414    28,551,033
  Finance receivables acquired, net     (35,529,159)  (28,825,023)
  Purchases of fixed assets                 (42,815)      (46,982)
Net cash used in investing activities:   (2,526,560)     (320,972)
Cash flows from financing activities:
  Net increase (decrease) in short-term
    notes payable                          (515,000)       75,000
 Issuance of long-term notes payable:
    Capital notes                            18,373         5,000
    Senior notes                          2,375,000             0
 Repayments of long-term notes
    payable:
    Senior notes                         (1,000,000)     (125,000)
    Capital notes                            (3,000)      (37,600)
 Dividends paid                            (850,000)   (1,075,000)
Net cash provided by (used in)
  financing activities                       25,373    (1,157,600)
Net increase (decrease) in cash            (272,280)      183,118
Cash at beginning of year                 1,102,580       919,462
Cash at end of year                     $   830,300   $ 1,102,580
Supplemental disclosure of cash flow
  information:
  Income taxes paid (note 3)            $    31,939   $    15,686
  Interest paid to creditors                905,098       861,232

See accompanying notes to financial statements.

MIDLAND FINANCE CO.
Notes to Financial Statements
April 30, 1994 and 1993

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Finance Charge Income
Midland Finance Co. (Company) recognizes finance charge income using the interest (actuarial) method of accounting for finance charges and interest on finance receivables. Unearned finance charges on sales finance contracts acquired in the fiscal year are reduced by amounts transferred to dealer reserves. Remaining unearned finance charges are transferred to income using the interest method. Extension fees and late charges are credited to income when received.

Insurance Commission Fees
Insurance commissions are credited to income when earned, if material, or credited to income when received, if minor in amount.

Allowance for Losses
The allowance for losses is maintained by direct charges to operations at an amount which in management's judgment is adequate to absorb potential losses on existing receivables that may become uncollectible. The allowance has been maintained historically at 3% of gross outstanding receivables. Receivables deemed uncollectible by management are charged off, including any direct loan with no full payment in the preceding three months and any retail finance contract that is contractually past due 90 days or more. The allowance for losses is also credited for any subsequent recoveries.

Dealer Reserves
As part of the Company's financing of retail installment notes, dealer reserves are established to protect the Company from potential losses associated with such notes. A portion of the proceeds from the retail installment notes is retained by the Company and is available to the Company against which to charge related receivables. The amount of reserves is based upon various criteria, one of which is the credit risk associated with the retail installment notes.

(2)  FINANCE RECEIVABLES
The retail installment contracts are collateralized principally by automobiles and other goods and generally have a maximum term of 36 months; direct installment loans generally have a maximum term of 25 months.

MIDLAND FINANCE CO.
Notes to Financial Statements
The contractual maturities of retail installment contracts and direct installment loans at April 30, 1994 were as follows:
                                        Retail        Direct
                                        installment   installment
Name                                    contracts     loans
12 months or less                       $ 7,832,540   $ 2,264,787
13 to 24 months                          10,799,892     6,042,455
25 to 36 months                           4,472,362       413,238
Over 36 months                              493,328             0
                                        $23,598,122   $ 8,720,480

Experience of the Company has shown that a substantial portion of the receivables will be renewed or paid in full prior to their contractual maturity. Accordingly, the foregoing is not intended to be a forecast of future cash collections.

During the years ended April 30, 1994 and 1993 principal cash collections were as follows:

Text                                    1994          1993
Retail installment contracts:
  Amount                                $25,445,432   $22,136,024
Percent of average net balances                139%          134%
Direct installment loans:
  Amount                                $ 5,995,365   $ 5,445,081
Percent of average net balances                 89%           89%

(3)  INCOME TAXES
The Company maintains "S" Corporation tax status with the Internal Revenue Service. As a result, the Company's earnings are not subject to Federal income tax. The Company is, however, subject to the State of Illinois Replacement Tax.

The provision for state taxes for the years ended April 30, 1994 and 1993 was $31,939 and $15,686 respectively.

MIDLAND FINANCE CO.
Notes to Financial Statements
(4)  LONG-TERM DEBT
The long-term debt outstanding at April 30, 1994 and 1993 was as follows (maturities are for the years ended April 30):

Text                                    1994          1993
Senior long-term debt:
  9.75%-due $125,000 each October 31,
    with final payment of $625,000
    due October 31, 1993                $0            $  625,000
  10.10%-due October 31, 1994            1,500,000     1,500,000
  9.95%-due April 30, 1996               0             1,000,000
  6.86%-due June 11, 1997                1,500,000             0
  7.125%-due $125,000 each October 31,
    with final payment of $1,125,000
    due October 31, 1997                 1,500,000             0
Total senior long-term debt             $4,500,000    $3,125,000
Subordinated long-term debt:
  Subordinated notes:
    10%-due October 31, 1993                     0       500,000
    10.60%-due October 31, 1994          1,000,000     1,000,000
    9.66%-due April 30, 1996               500,000       500,000
    7.375%-due October 31, 1998            500,000             0
Total subordinated notes                 2,000,000     2,000,000

Capital notes:
  Maturities from May 1993 to March
    1995, interest rates from 6.5% to
    8.75%                                        0       954,909
Maturities from May 1994 to March
    1996 interest rates from 6.0% to
    7.5%                                   970,282             0
Total subordinated long-term debt       $2,970,282    $2,954,909

MIDLAND FINANCE CO.
Notes to Financial Statements
The long-term debt agreements limit the Company's borrowings, restrict the payment of dividends, and require the Company to maintain equity and liquid net worth at certain amounts (note 5).

(5)  RETAINED EARNINGS
At April 30, 1994 approximately $4,747,400 of retained earnings was free from dividend restrictions imposed by certain long-term debt agreements. Other provisions of the agreements limit borrowings and provide for the maintenance of liquid net worth (as defined) at minimum amounts ($2,970,300 at April 30, 1994); liquid net worth at that date was approximately $8,332,900.

(6)  EMPLOYEES' PROFIT SHARING PLAN AND TRUST
The Company, under the provisions of the Midland Finance Co. Employees' Profit Sharing Plan and Trust (the Trust), makes annual contributions to the Trust which are determined at each year end by the Board of Directors in an amount not to exceed that allowable as a deduction under the Internal Revenue Code. Provisions for contributions for the years ended April 30, 1994 and 1993 amounted to $155,000 and $150,000, respectively.

(7)  RELATED PARTY TRANSACTIONS
(a)  AGREEMENTS WITH OFFICER-STOCKHOLDERS
On July 7, 1972 the Company entered into an agreement with three officer-stockholders of the Company which provides, among other things, for: (a) the purchase by the Company, at the option of any stockholder, of all of the common shares of the Company owned by the stockholder at a price to be determined as provided for by the agreement, such purchase price payable 10% in cash and 90% in the form of a junior capital note payable over a period of seven years from date of issuance; (b) the purchase by the Company, under certain circumstances, of common shares of the Company held by a stockholder upon his death at a price per share to be determined as provided for by the agreement, payment to be made in cash to the extent possible under provisions of the Company's long-term debt agreements, with the balance to be paid in the form of a junior capital note payable over a period of three years from date of issuance; and (c) the obtaining of additional life insurance on the lives of the three officer-stockholders.

Effective May 8, 1975 one of the officer-stockholders of the Company exercised his option to sell all of the 496.5 shares of common stock of the Company owned by him to the Company, and terminated his employment under provisions of agreements entered into during 1972. The purchase price of the stock was $325,912.

(b)  RENTAL AGREEMENT
Three officers, two of whom are stockholders, acquired the Company's principal place of operations from a third party who previously leased the building to the Company. During 1993 and 1994, the Company paid rent to the officer-stockholders totaling approximately $45,000. No signed lease is in place; therefore, the rentals are not included in the schedule of future scheduled rental payments in note 8. Monthly rent payments during 1994 were approximately $3,800.

(8)  LEASE COMMITMENTS
Rental expense for the years ended April 30, 1994 and 1993 amounted to $278,043 and $202,418, respectively.

The following is a schedule of future schedule rental payments required under all leases as of April 30, 1994:

Year ending                             Minimum
April 30                                rental payments
1995                                    $132,720

In addition, the Company has (four) four-year options to renew the lease on the current service facility. The first of these options would begin on May 1, 1995 and the renewal option must be exercised by October 31, 1994. Minimum rental payments for this renewal period would be as follows:

Year ending                             Minimum
April 30                                rental payments
1996                                    $127,483
1997                                     134,982
1998                                     134,982
1999                                     134,982
Total                                   $532,429

(9)  OPERATING EXPENSES
Miscellaneous operating expense of $157,786 for the fiscal year ending April 30, 1993 includes $147,797 of nonrecurring charges arising from a settlement of a liability for unclaimed property with the Illinois Department of Financial Institutions. This liability covered the period from fiscal year 1977 through fiscal 1992, and was settled without any assessment of penalty or interest.

Exhibit 4.5(b)
INVENTORY OF PERSONAL PROPERTY ON MIDLAND FINANCE CO. PREMISES
WHICH IS OWNED BY MIZEL FAMILY MEMBERS

LOCATED AT 7300 N. WESTERN AVENUE

Description                                       Owner
Framed watercolor of Horses
  Japanese style-by Kingo Fuji                    Norman Mizel
Framed photograph of Matador                      Norman Mizel
Clock on stand, Constructed using circuit board   Norman Mizel
Electronic computer-Franklin Dictionary           Norman Mizel
Painting in lobby-Paris, France '63
  River Seine and buildings                       Gerald Mizel
Painting by Whiting-houses, river and boats       Gerald Mizel
Contents of two-drawer file cabinet               Norman Mizel
1 typewriter - IBM Wheelwriter 3/serial #790056   Edmund Mizel
1 computer disk drive KHL Electronics/
  serial #0002690                                 Edmund Mizel
1 computer keyboard Lite-On/serial #K900337892    Edmund Mizel
1 computer monitor KHL Electronics/serial
  #MB-00300840                                    Edmund Mizel
LOCATED AT 7541 N. WESTERN AVENUE
Abstract painting approximately 6'7" x 4'10"
  Artist-Kikuo Saito                              Gerald Mizel and
                                                  Edmund Mizel

INVENTORY OF PERSONAL PROPERTY OF GERALD MIZEL
LOCATED AT 7541 N. WESTERN AVENUE
Seven paintings and their subject descriptions
  1- Pears - still life
  2- Portrait of Girl
  3- Sailboat
  4- Portrait of Arab
  5- Scene of Michigan Avenue - Chicago
  6- Fishing Boat Scene - DeLisio (Artist)
  7- Street Scene - Ohly (Artist)
All award plaques and personal photos including one photo of Father, one caricature of Daughte and three photos - California scene.
One stuffed bone fish
Twenty Antique Replicas - Cars & Trains
Wall Barometer, Temperature & Humidity
One marble wall clock
One desk lamp
One marble ashtray - One marble container
One wood electric desk clock
One leather pencil holder
Two anchor book ends
Contents of one of two four-drawer filing cabinets - Gerald Mizel Contents of one two-drawer filing cabinet - Gerald Mizel
CONTENTS IN MAIN OFFICE
Contents of one of four two-drawer filing cabinets-Gerald Mizel CONTENTS IN ACCOUNTING OFFICE
One painting - New York skyline
Contents of two four-drawer filing cabinets - Gerald Mizel
EXHIBIT 4.7
SUMMARY LIST OF INSURANCE POLICIES

                                                        Expiration
Type of Policy       Carrier & Description of Policy    Date
Workers Compensation EMPLOYERS INSURANCE OF WAUSAU, A   01/01/95
and Employers        MUTUAL COMPANY (Workers Comp-per   12:01 A.M.
Liability Insurance  state law) Employers Liability -
Policy               $1,000,000 Bodily Injury by
                     disease - Bodily Injury by
                     accident $500,000 each accident-
                     Bodily Injury by disease $500,000
                     each employee
Commercial Umbrella  EMPLOYERS INSURANCE OF WAUSAU      Same as
Liability Policy     General Aggregate Limit $5,000,000 above
                     Products-Completed operation
                     Aggregate Limit - $5,000,000
                     Bodily Injury and Property Damage
                     Each Occurrence-Limit-$5,000,000
                     Personal and Advertising Injury
                     Each Person-Limit-$5,000,000
Business Auto        EMPLOYERS OF WAUSAU                Same as
Coverage             Combined Liability-$1,000,000 each above
                     accident.  Auto Medical Payments-
                     $5,000.  Uninsured Motorist,
                     Under Insured Motorist-$1,000,000-
                     Physical Damage Comprehensive-
                     $250 deductible - Physical Damage
                     Collision - $500 deductible -
                     Hired or borrowed autos -
                     Repossessed Autos
Trademark Policy     WAUSAU GENERAL INSURANCE COMPANY   Same as
                     Personal Property, Glass coverage  above
                     Liability-General Aggregate-Limit
                     $1,000,000.  Products-Completed
                     Operations-Limit-$1,000,000.
                     Personal & Advertising Injury -
                     $1,000,000.  Each Occurrence
                     Limit - $1,000,000.  Fire Damage
                     Limit (any one fire)-$50,000.
                     Medical Expense Limit (any one
                     person)-$5,000.
Property and         WAUSAU NATIONWIDE INSURANCE GROUP  01/01/95
Liability            Insured First Illinois Bank of
                     Evanston as Trustee under Trust
                     No. R-3772 covers 7541 N. Western
                     Ave., Chicago Fire and Liability
                     Policy

MIDLAND FINANCE CO. EMPLOYEES PROFIT-SHARING PLAN AND TRUST

                                                        Expiration
Type of Policy       Carrier & Description of Policy    Date
Fiduciary Policy     AETNA - $1,000,000                 02/17/95
Pension and Welfare
Fund Policy

MATERIAL CONTRACTS*

Company              Service or Equipment        Month      Annual
Ace Disposal         7300 N. Western             $25.00     $
Ace Disposal         7541 N. Western             220.00
Ace Disposal         7560 N. Western             50.00
Ace Disposal         7300 N. Western             65.00
AT&T                 Phone system                1,709.51
Brinks               Delivery of deposits to     440.00
                      bank
Business Equipment   Typewriter maintenance                  2,771
Service
CBS                  Maintenance photostat                   1,865
                      machine
Canteen              4 Beverage machines (90     280.00
                      days notice)
IBM                  Computer maintenance        490.00
Kanak & Sons         Maintenance photostat                   850
                       machine
Knank & Sons         Maintenance photostat                   1,045
                       machine
Megasys              Software support            550.00
Norman Security      Surveillance cameras        196.57
Pitney Bowes         Maintenance & rental        38.00
                      postage meter
Rem Con Ltd.         Maintenance photostat                   600
                       machine
Security Link        Security system-7300 N.     215.29
                      Western
Security Link        Security system-7541 N.     413.65
                      Western
Security Link        Security system-7560 N.     38.15
                      Western
Smithereen
Exterminating                                                920
Standard Register    Maintenance check protector             210
Maintenance
Xerox Corp.          Maintenance photostat                   287
                       machine
First Chicago Trust  real estate lease and       variable,
  Company, as           estoppel letter            with
Trustee**                                        minimum of
                                                  $10,623.58
                                                 per month
                                                 plus
                                                 certain
                                                 other
                                                 expenses
                                                 and
                                                 periodic
                                                 increases
George Tavoularis,   garage                      $230.50
Agent                                            (subject to
                                                 increase
                                                 variable)
The Chicago          Financial Advisory
Corporation          Services

* Not all agreements listed are material.
** Notice of sale of Stock must be given.

LOANS FROM BANKS

Bank                          Principal Amount    Rate
Bank of America               $1,200,000          5.625%
Harris Trust & Savings Bank    1,300,000          5.9375%
NBD Bank - Detroit               500,000          6.11%
Bank One, Chicago, NA            300,000          5.95%
Bank One, Chicago, NA          1,100,000          6%
Bank One, Chicago, NA            800,000          6.10%

SENIOR TERM DEBT

Date of                                   Original
Agreement  Lender                 Rate    Amount       Balance
6/16/93    Bank One, Chicago, IL  7.125%  $1,500,000   $1,500,000
6/11/93    LaSalle Bank Lakeview  6.85%   $1,500,000   $1,500,000
10/31/90   Minnesota Mutual Life  10.10%  $1,000,000   $1,000,000
           Insurance Company
10/31/90   National Travelers     10.10%  $500,000     $500,000
           Life Co. (This note
           has been reassigned
           twice and is now held
           by Salkeld & Co. Acct.
           No. 92574 at Bankers
           Trust Co., New York,
           N.Y.)

SENIOR SUBORDINATED TERM DEBT

Date of                                   Original
Agreement  Lender                 Rate    Amount       Balance
6/16/93    Bank One, Chicago, IL  7.375%  $500,000     $500,000
4/30/91    American Bankers Life  9.66%   $500,000     $500,000
           Assurance Company of
           Florida
10/31/90   Minnesota Mutual Life  10.60%  $1,000,000   $1,000,000
           Insurance Company

Change of control of the Company will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under the terms of the above 7 agreements.
Capital Notes - See Exhibit 8.7

MIDLAND FINANCE CO.
CAPITAL NOTES PAYABLE

Maturity                  Interest
Date      Amount          Rate      Payee
09/30/94  $10,000         7%        Kenneth Wollack, Trustee under
                                     Seymour Wollack Trust, est. by
                                     T/A 10/18/79 (to be paid at
                                     maturity)
10/31/94  10,000          5.50%     Helen G. Salzman
11/30/94  10,000          6.50%     Lilligal Trust
11/30/94  5,000           6.50%     Judith Vicar or Susan Zeff
12/31/94  3,000           6.50%     Dana Jo Adelstein-Schwartz
12/31/94  3,000           6.50%     David Aaron Adelstein
12/31/94  5,000           6.50%     Robert M. Adelstein Insurance
                                    Trust
12/31/94  2,600           6.50%     Phyllis F. Penzik
01/31/95  145,000         6.25%     Miriam Temkin or Meyer Temkin
01/31/95  50,000          6.25%     Meyer Temkin or David Temkin
02/28/95  30,207.54       6%        Deborah K. Adelstein-Morrison
02/28/95  18,854.35       6%        Dana Jo Adelstein-Schwartz
02/28/95  11,121.09       6%        David A. Adelstein
02/28/95  5,000           6%        Dena H. Chaness Revocable
                                    Trust U/A 7/19/88
02/28/95  5,000           6%        Susan Zeff
02/28/95  35,000          6%        Helen G. Salzman
02/28/95  25,000          6.75%     Helen G. Salzman
02/28/95  7,500           6.50%     Laura Siegel
03/31/95  55,000          6.25%     Miriam Temkin
03/31/95  50,000          6.25%     Meyer Temkin or David Temkin
03/31/95  25,000          6%        Helen G. Salzman
03/31/95  25,000          6.50%     Laura Siegel and Jeffrey Siegel
05/31/95  10,000          6.50%     Lilligal Trust
06/30/95  5,000           7.25%     Dena H. Chaness Revocable
                                    Trust U/A 7/19/88
06/30/95  200,000         7.25%     Helen G. Salzman

07/31/95  25,000          7.25%     Helen G. Salzman
07/31/95  4,000           6.50%     Phyllis F. Penzik
08/31/95  7,000           6%        Joseph Singer
12/31/95  10,000          6%        Dena H. Chaness Revocable
                                    Trust U/A 7/19/88
12/31/95  4,000           6%        Kenneth Wollack Trustee under
                                    Seymour Wollack Trust est. by
                                    T/A 10/18/79
12/31/95  10,000          6%        Phyllis F. Penzik
01/31/96  10,500          6%        Kenneth Wollack Trustee under
                                    Seymour Wollack Trust est. by
                                    T/A 10/18/79
03/31/96  6,000           6%        Kenneth Wollack Trustee under
                                    Seymour Wollack Trust est. by
                                    T/A 10/18/79
06/30/96  2,500           7.25%     Hermine Waltz